SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                            ----------------------


       Date  of  Report  (Date  of  earliest  event reported):  August 24, 2002
                                                                ----------------



                          LASERLOCK TECHNOLOGIES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                    0-31927                 23-3023677
     ----------------------         ---------            ----------------------
   (State of incorporation or       (Commission            (I.R.S. Employer
         organization)              File Number)          Identification Number)


                   837 Lindy Lane, Bala Cynwyd, PA 19004
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


      Registrant's  telephone  number,  including  area  code: (610) 909 - 1000
                                                                ---------------


Item 1. Change in Control of Registrant

         Not applicable.

Item 2. Acquisition of Assets

         Not applicable.

Item 3.  Bankruptcy or Receivership

         Not applicable.

Item 4. Changes in Registrant's Certifying Public Accountant.

     The Company's accountants, Larson, Allen, Weishair & Co., LLP, P.C. ('Larson') have resigned from their position as the Company's auditor as of August 23, 2002. Larson's resignation was not due to any "accounting issues", but rather was due to the fact that but based on the increased scrutiny of publicly-traded companies and the accompanying liability issues they would no longer be doing audit work related to publicly traded companies.

     Larson's's report on the Company's financial statements for the period November 10, 1999 (date of inception) to December 31, 2000 and 2001 contained an unqualified opinion modified for uncertainty as to the Company's ability to continue as a going concern. Other than that, their report on the Company's financial statements since inception did not contain an adverse opinion, disclaimer of opinion, or any qualifications or modifications with regard to uncertainy, audit scope, or accounting principles.

     The Company has not had any disagreements with Larson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


Item 5.  Other events.

         Not applicable.

Item 6.  Resignations of Registrant's Directors

         Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Not applicable.

Item 8.  Change in Fiscal Year

         Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LASERLOCK TECHNOLOGIES, INC.
                                   ------------------------------
                                  (Registrant)


Date:  August 28, 2001            /s/  Norman Gardner
                                   --------------------
                                   Norman Gardner
                                   President  and  CEO